Exhibit 99.1

FOR IMMEDIATE RELEASE:
November 14, 2011

Synergy Resources Corporation Reports
Fourth Quarter & Year-End Results

Fiscal 2011 Oil and Natural Gas Production
Surges 270%

PLATTEVILLE, CO, November 14, 2011: Synergy Resources Corporation (NYSE Amex: SYRG), a domestic oil and gas exploration and production company focused in the Denver-Julesburg Basin (the “D-J Basin”),  today reported its fourth quarter and year-end results for the period ended August 31, 2011.  Net oil and natural gas production for the year ended 2011 increased to 452.2 barrels of oil equivalent/day (Boe/d) compared to 122.2 Boe/d for the year ended 2010.

2011 Year-end Highlights

•	Reported average production of 452.2 Boe/d for the year ended 2011, an increase of 270%;
•	Increased estimated proved reserves to 4,446.6 MBoe in the period ending August 31, 2011 compared to 1,423.5 MBoe in the corresponding 2010 year-end period;
•	Generated a 342% increase in the standardized measure of proved reserves to $57,550,414 as of August 31, 2011 compared to $13,022,397 at August 31, 2010;
•	Acquired interests in 72 new oil and natural gas wells and increased ownership interests in 28 wells, completed 28 wells, and participated in eight wells during fiscal 2011;
•	Increased revenue from $2,158,144 for the year ended August 31, 2010 to $10,001,668 for the year ended August 31, 2011, an increase of 363%;
•	Generated year-end 2011 operating income of $2,820,240 compared to an operating loss of $781,525 for the year ended 2010;
•	Recorded a fiscal 2011 net loss of $11,600,158 or ($0.45) per share compared to a net loss of $10,794,172, or ($0.88) per share for the fiscal 2010 period; and
•	Increased shareholders’ equity by $50.1 million during the year.

Monty Jennings, Chief Financial Officer of Synergy Resources Corporation, said, “We operated on all cylinders in fiscal 2011.  At the end of fiscal 2011, Synergy was generating revenue from 132 wells, compared to 24 wells in 2010.  Production surged from 44,606 Boe to 165,065 Boe.  Proved reserves grew from 1,423.5 MBoe to 4,446.6 MBoe in fiscal 2011.  Adjusted EBITDA turned positive during the year, increasing from a negative $80,125 to a positive $5,658,547.  Results show significant improvement on a year-over-year quarterly comparison, year-over-year twelve month comparison and on a quarter-to-quarter basis.  We’re drilling more wells, increasing our operating efficiencies and generating better results.”

Fourth Quarter 2011 Results

For the quarter ending August 31, 2011, Synergy Resources reported revenues of $3,390,760 compared to $1,162,680 in the corresponding 2010 period.  Net income for the fourth quarter 2011 was $1,589,816 compared to a net loss of $6,339,030 in the fourth quarter 2010.  Production quantities for the quarter ending August 31, 2011 increased 135% to 605.4 Boe/d from 257.8 Boe/d during the corresponding 2010 period.

Year-end Fiscal 2011 Results

For the year ended August 31, 2011, Synergy Resources reported revenues of $10,001,668 compared to $2,158,444 in the corresponding 2010 period.  Net loss for the year ended 2011 was $11,600,158, or ($0.45) per common share, compared to a net loss of $10,794,172, or ($0.88) per common share, for the year ended 2010.

The net loss for each year is significantly affected by non-cash charges related to our outstanding convertible promissory notes and the expense associated with fluctuations in the derivative conversion liability associated with the notes.  During the year ended August 31, 2011, Synergy Resources recognized $14,420,398 in other expense compared to $10,012,647 during the comparable period in 2010.  The amounts included in other income (expense) are primarily related to components of the 8% convertible promissory notes.  The Company recognized a non-cash expense of $10,229,229 and $7,678,457 during the years ending August 31, 2011 and 2010, respectively, related to the change in fair value of the derivative conversion liability associated with these notes.

Ed Holloway, Chief Executive Officer and President of Synergy Resources Corporation, added, “Fiscal 2011 was the most successful and productive year at Synergy Resources.  As positive as fiscal 2011 was however, I am even more excited about fiscal 2012.   Our aggressive drilling program and growth platform will provide even greater upside potential for our Company and our shareholders.  Since August 31, 2011 we have drilled, completed or participated in 16 wells.  Our position in the low-cost, highly productive portion of the Wattenberg Field and D-J Basin will pave the way for growth and opportunity throughout fiscal 2012.”

About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company.  Synergy’s core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska.  The Wattenberg field in the D-J Basin ranks as the 7th largest field in the U.S. in terms of proved gas reserves and 9th in production. Synergy’s corporate offices are located in Platteville, Colorado.  More company news and information is available at www.SYRGinfo.com.

This press release may contain forward-looking statements.  Actual results could differ materially from a conclusion, forecast or projection in the forward-looking information.  Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information.

Condensed Financial Statements

The condensed financial information in this release has been extracted from the financial statements included in our Annual Report to be filed on Form 10-K for the year ended August 31, 2011.  The condensed financial information in this release should be read in conjunction with our financial statements and notes to financial statements, which will be filed with Securities and Exchange Commission.

CONDENSED BALANCE SHEETS
as of August 31, 2011 and 2010

	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$9,490,506	$6,748,637
Accounts receivable	4,591,524	3,176,320
Inventory	459,592	387,864
Other current assets	89,336	12,310
Total current assets	14,630,958	10,325,131

Property and equipment, net	48,898,064	12,842,983

Other assets	168,863	1,673,799

Total assets	$63,697,885	$24,841,913

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable:	$6,620,561	$3,570,231
Accrued expenses	2,125,852	517,921
Note payable, related party	5,200,000	-
Total current liabilities	13,946,413	4,088,152

Asset retirement obligations	643,459	254,648
Convertible promissory notes, net of debt discount	-	12,190,945
Derivative conversion liability	-	9,325,117
Total liabilities	14,589,872	25,858,862

Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
36,098,212 and 13,510,981 shares issued and outstanding
as of August 31, 2011, and 2010, respectively	36,098	13,511
Additional paid-in capital	84,011,496	22,308,963
Accumulated (deficit)	(34,939,581)	(23,339,423)
Total shareholders' equity (deficit)	49,108,013	(1,016,949)
Total liabilities and shareholders' equity	$63,697,885	$24,841,913

SYNERGY RESOURCES CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
for the years ended August 31, 2011 and 2010

	2011	2010
Revenues:
Oil and gas revenues	$9,777,172	$2,158,444
Service revenues	224,496	-
Total revenues	10,001,668	2,158,444

Expenses:
Lease operating expenses	1,439,818	323,520
Depreciation, depletion, and amortization	2,838,307	701,400
General and administrative	2,903,303	1,915,049
Total expenses	7,181,428	2,939,969

Operating income (loss)	2,820,240	(781,525)

Other income (expense):
Change in fair value of derivative conversion liability	(10,229,229)	(7,678,457)
Interest expense, net	(4,246,945)	(2,338,849)
Interest income	55,776	4,659
Total other income (expense)	(14,420,398)	(10,012,647)

Net loss	$(11,600,158)	$(10,794,172)

Net loss per common share:
Basic and Diluted	$(0.45)	$(0.88)

Weighted average shares outstanding:
Basic and Diluted	26,009,282	12,213,999

SYNERGY RESOURCES CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
for the years ended August 31, 2011 and 2010

	2011	2010
Cash flows from operating activities:
Net loss	$(11,600,158)	$(10,794,172)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation, depletion, and amortization	2,838,307	701,400
Amortization of debt issuance cost	1,587,799	453,656
Accretion of debt discount	2,664,138	1,333,590
Stock-based compensation	627,486	581,233
Change in fair value of derivative liability	10,229,229	7,678,457
Changes in operating assets and liabilities	1,569,507	(2,397,223)
Total adjustments	19,516,466	8,351,113
Net cash provided by (used in) operating activities	7,916,308	(2,443,059)

Cash flows from investing activities:
Acquisition of property and equipment	(30,247,327)	(9,152,175)
Proceeds from sales of oil and gas properties	8,382,167	-
Net cash used in investing activities	(21,865,160)	(9,152,175)

Cash flows from financing activities:
Cash proceeds from sale of stock	18,000,000	-
Offering costs	(1,309,279)	-
Cash proceeds from convertible promissory notes	-	18,000,000
Debt issuance costs	-	(1,348,977)
Principal repayments	-	(1,161,811)
Net cash provided by financing activities	16,690,721	15,489,212

Net increase in cash and equivalents	2,741,869	3,893,978

Cash and equivalents at beginning of period	6,748,637	2,854,659

Cash and equivalents at end of period	$9,490,506	$6,748,637

SYNERGY RESOURCES CORPORATION RECONCILIATION OF ADJUSTED EBITDA

	2011	2010
Adjusted EBITDA:
Adjusted EBITDA	$5,658,547	$(80,125)
Interest expense and related items, net	(4,191,169)	(2,334,190)
Change in fair value of derivative conversion liability	(10,229,229)	(7,678,457)
Depreciation, depletion and amortization	(2,838,307)	(701,400)
Net loss	$(11,600,158)	$(10,794,172)

Synergy Press Release re yr end results 11-11-11